EXHIBIT 23



Board of Directors
East Texas Financial Services, Inc.
1200 S. Beckham
Tyler, Texas 75701



Members of the Board:

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of East Texas Financial Services, Inc. (the "Company") of our report on the financial statements included in the Company's Current Report on Form 8-K/A for the report dated June 30, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended.


                                           /s/ Henry and Peters, P.C.
                                           --------------------------
                                           Henry and Peters, P.C.



Tyler, Texas
September 12, 2000